Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities(4)	456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)
Fees to Be Paid	Equity	Preferred Stock, no par value per share	456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)
Fees to Be Paid	Equity	Depositary Shares(3)	456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)
Fees to Be Paid	Equity	Common Stock, no par value per share	456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)
Fees to Be Paid	Other	Purchase Contracts	456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)
Fees to Be Paid	Other	Units	456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)
Fees to Be Paid	Other	Warrants	456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)
Fees to Be Paid	Other	Rights	456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$12,980(5)
	Net Fee Due							N/A

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	First Bancorp	S-3	333-236756	February 28, 2020		$12,980(5)	Unallocated	(5)	(5)	$100,000,000
Fee Offset Sources	First Bancorp	S-3	333-236756		February 28, 2020						(1)

(1)	First Bancorp is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee. In connection with the securities offered hereby, First Bancorp will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). First Bancorp will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(2)	An unspecified aggregate principal amount or number of securities of each identified class is being registered that may be offered or sold hereunder from time to time at indeterminate prices. The proposed maximum aggregate offering price per class of security will be determined from time to time by First Bancorp in connection with the issuance by First Bancorp of the securities registered hereunder. Includes an indeterminate number of shares of common stock, preferred stock, warrants, purchase contracts, depositary shares, rights and units, and such indeterminate principal amount of senior debt securities and subordinated debt securities as may be issued by the registrant upon exercise, conversion or exchange of any securities that provide for such issuance, or that may from time to time become issuable by reason of any stock split, stock dividend or similar transaction, for which no separate consideration will be received by registrant.

(3)	The depositary shares registered hereunder will be evidenced by depositary receipts as may be issued in the event that First Bancorp elects to offer fractional interests in its preferred stock registered hereby.

(4)	May consist of one or more series of senior or subordinated debt.

(5)	First Bancorp previously registered securities on Form S-3 (File No. 333-236756) filed on February 28, 2020 (the “Prior Registration Statement”). As of the date of this registration statement, First Bancorp has not sold any securities under the Prior Registration Statement, leaving a balance of $100,000,000 of unsold securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $12,980 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder will continue to be applied to the securities included in this registration statement, and the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.